UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure contained in Item 5.02 herein is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Contract with Clifford L. Emmons (CEO/Interim CTO/Director)

On June 2, 2022, the Board of Directors of IIOT-OXYS, Inc, a Nevada corporation (the “Company”), (with Mr. Emmons abstaining) approved the Employment Contract dated effective April 1, 2022 (the “Effective Date”) with Clifford L. Emmons, the Company’s Chief Executive Officer, Interim Chief Technology Officer (see below), and director (the “Emmons Agreement”). The term of the Emmons Agreement is from the Effective Date until the Emmons Agreement is terminated pursuant to its terms. The services to be provided by Mr. Emmons pursuant to the Emmons Agreement are those customary for the positions in which he is serving.

Pursuant to the Emmons Agreement, Mr. Emmons shall receive an annual salary of $100,000 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the Emmons Agreement. If the Company reaches $1,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $150,000, commencing the following month. If the Company reaches $5,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $200,000, commencing the following month.

As of the Effective Date, the Company will award to Mr. Emmons an aggregate of 7,000,000 shares of the Company’s Common Stock which will vest as follows (the “Emmons Shares”):

1.	1,500,000 shares on the first-year anniversary of the Effective Date;

2.	2,500,000 shares on the second-year anniversary of the Effective Date; and

3.	3,000,000 shares on the third-year anniversary of the Effective Date.

The Emmons Shares are awarded under the 2022 Stock Incentive Plan (the “Plan”). Vesting of the Emmons Shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the Emmons Agreement) or the listing of the Company’s Common Stock on a senior exchange.

Appointment of Interim Chief Technology Officer

On June 2, 2022, Mr. Emmons was appointed as the Interim Technology Officer of the Company.

Consulting Agreement with Karen McNemar (COO/CFO)

On June 2, 2022, the Board of Directors of Company approved the Employment Contract dated effective April 1, 2022 with Karen McNemar, the Company’s Chief Operating Officer and Interim Chief Financial Officer (see below) (the “McNemar Agreement”). The term of the McNemar Agreement is from the Effective Date until the McNemar Agreement is terminated pursuant to its terms. The services to be provided by Ms. McNemar pursuant to the McNemar Agreement are those customary for the positions in which she is serving.

Pursuant to the McNemar Agreement, Ms. McNemar shall receive an annual salary of $100,000 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the McNemar Agreement. If the Company reaches $1,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $150,000, commencing the following month. If the Company reaches $5,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $200,000, commencing the following month.

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As of the Effective Date, the Company will award to Ms. McNemar an aggregate of 7,000,000 shares of the Company’s Common Stock which will vest as follows (the “McNemar Shares”):

1.	1,500,000 shares on the first-year anniversary of the Effective Date;

2.	2,500,000 shares on the second-year anniversary of the Effective Date; and

3.	3,000,000 shares on the third-year anniversary of the Effective Date.

The McNemar Shares are awarded under the Plan. Vesting of the McNemar Shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the McNemar Agreement) or the listing of the Company’s Common Stock on a senior exchange.

Appointment of Interim CFO

On June 2, 2022, Clifford Emmons resigned as Interim Chief Financial Officer and, on the same date, Karen McNemar, age 53, was appointed as the Interim Chief Financial Officer (Principal Financial and Accounting Officer) of the Company.

Mr. Emmons’ resignation was not caused by any disagreement with the Company known to the Company.

Except as described herein, there are no other arrangements or understandings between Ms. McNemar and any other persons pursuant to which Ms. McNemar was selected in the officer position above. There are no family relationships between Ms. McNemar and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Ms. McNemar has served as our Chief Operating Officer since September 20, 2018. From 1998 until August 2017, Ms. McNemar served in many capacities for Medtronic which included as a Senior Director of R&D Operations. Ms. McNemar is a collaborative strategic global business leader with extensive experience in New Product Development and Operations, building strong and effective diverse teams across organizations at all levels. Ms. McNemar is also a trusted advisor, recognized for successful process and program management, with a focus on leading complex initiatives and analyzing data and processes to identify solutions to increase organizational productivity and performance. Ms. McNemar received her Bachelor of Science in Industrial Engineering and Operations Research.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: June 8, 2022	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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